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                                                                   Exhibit 5.2

                                  June 9, 1998



Financial Federal Corporation
400 Park Avenue, 8th Floor
New York, New York 10022

                  Re:      Financial Federal Corporation
                           Registration Statement on Form S-3

Dear Ladies and Gentlemen:

                  We have acted as special tax counsel for Financial Federal Corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on June 9, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 4 1/2% Convertible Subordinated Notes due 2005 ("Notes") and shares of Common Stock, $0.50 par value of the Company, issuable upon conversion of the Notes ("Common Stock").

                  We hereby confirm that the statements set forth under the heading "Certain Federal Income Tax Considerations" in the prospectus relating to the Notes and Common Stock (the "Prospectus") forming a part of the Registration Statement, insofar as such statements constitute a summary the United States federal income tax laws, are accurate in all material respects.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                   Very truly yours,

                                   /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
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                                   ORRICK, HERRINGTON & SUTCLIFFE LLP